UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): October 20, 2004

                            FIRST INDIANA CORPORATION
             (Exact name of registrant as specified in its charter)

                                     INDIANA
                    (State of incorporation or organization)

                                     0-14354
                            (Commission file number)

                                   35-1692825
                                (I.R.S. Employer
                               Identification No.)

                          135 NORTH PENNSYLVANIA STREET
                                   SUITE 2800
                           INDIANAPOLIS, INDIANA 46204
                    (Address of principal executive offices)

                                 (317) 269-1200
                         (Registrant's Telephone Number,
                              Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

      On October 20, 2004, First Indiana Corporation (the "Company") amended the Form of Employment Agreement between the Company and each of Robert H. McKinney and Marni McKinney. The principal changes in the amended Form of Employment Agreement include the following, all of which apply only in the event of a change of control: (a) technical changes in the definition of "Change of Control," primarily to reflect events occurring subsequent to creation of the original form; (b) including in the definition of "Good Reason" a notification within 24 months after a change of control that the agreement will not be allowed to renew automatically; (c) requiring payment of the target annual bonus if the executive is terminated without cause or quits for Good Reason; and (d) providing a right to retain medical and dental plan benefits for the remainder of the three-year employment term if the executive is terminated without cause or quits for Good Reason. In addition, the Company adopted a Form of Employment Agreement between the Company and Robert H. Warrington. This Form of Employment Agreement is similar to the Form of Employment Agreement for Robert H. McKinney and Marni McKinney, but it does not contain language related to a special death benefit under a Supplemental Benefit Plan and it includes certain non-competition provisions that are applicable unless certain benefits under the agreement are waived.

      Also on October 20, 2004, First Indiana Bank, N.A., a wholly-owned subsidiary of the Company (the "Bank"), amended the Form of Employment Agreement between the Bank and each of William J. Brunner, David L. Maraman and David A. Lindsey. The principal changes in the amended Form of Employment Agreement include the following, all of which apply only in the event of a change of control: (a) technical changes in the definition of "Change of Control," primarily to reflect events occurring subsequent to creation of the original form; (b) a change in the definition of "Cause," primarily to recognize the change of the Bank from a federal thrift institution to a national bank; (c) including in the definition of "Good Reason" a notification within eight months after a change of control that the agreement will not be allowed to renew automatically; (d) requiring payment of the target annual bonus if the executive is terminated without cause or quits for Good Reason; and (e) a change in the limitation of certain "parachute payments."

      Also on October 20, 2004, the Company amended each of the Supplemental Benefit Plan Agreements effective May 1, 1997 applicable to Robert H. McKinney and Marni McKinney, and adopted a Supplemental Benefit Plan Agreement effective October 20, 2004 applicable to Robert H. Warrington. The amendments were made to document the correction of scrivener's errors and to clarify that Ms. McKinney receives credit for service with (but not compensation received from) The Somerset Group, Inc. prior to its merger with and into the Company. Mr. Warrington's Supplemental Benefit Plan is similar to the plans applicable to Robert H. McKinney and Marni McKinney except that it does not include a special death benefit.

      Finally, on October 20, 2004 the Company adopted the First Indiana Corporation 2004 Executive Compensation Plan, subject to the approval of shareholders at its next annual meeting. The 2004 Executive Compensation Plan allows for the making of awards to executives that are conditioned on attaining certain identified performance goals. The 2004 Executive Compensation Plan also allows for the payment of annual incentive compensation to participants. In connection with this plan, the Company also adopted a form of Revised 2003-2005 Incentive Program and a form of 2004-2006 Incentive Program for Robert H. Warrington. Each of these programs provides for the issuance of restricted stock to the applicable participants (issued under the Company's existing stock incentive plan) as well as rights to deferred issuance of stock. The restricted stock will vest, and the deferred stock will be issued, if certain performance targets are met. The awards to Robert H. Warrington are also contingent on his continued service.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.          Description

   10.1           Form of Employment Agreement with Robert H. McKinney and Marni
                  McKinney.
   10.2           Form of Employment Agreement with Robert H. Warrington.


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

Exhibit No.          Description

   10.3           Form of Employment Agreement with William J. Brunner, David L.
                  Maraman and David A. Lindsey.
   10.4           Form of Supplemental Benefit Plan Agreement with Robert H.
                  McKinney and Marni McKinney.
   10.5           Form of Supplemental Benefit Plan Agreement with Robert H.
                  Warrington.
   10.6           First Indiana Corporation 2004 Executive Compensation Plan.
   10.7           Form of Revised 2003-2005 Incentive Program.
   10.8           Form of 2004-2006 Incentive Program for Robert H. Warrington.
   10.9 Form of Restricted Stock Agreement for Revised 2003-2005 Incentive Program.
   10.10          Form of Deferred Stock Agreement.
   10.11          Form of Restricted Stock Agreement for 2004-2006 Incentive
                  Program.

Signatures.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   FIRST INDIANA CORPORATION

Date: October 22, 2004                             By:  /s/ Robert H. Warrington
                                                        ------------------------
                                                        Robert H. Warrington
                                                        President


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